PennantPark Investment Corporation Announces Quarterly Dividend of $0.22 per Share

NEW YORK, NY -- 03/11/2008 -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) declares its second fiscal quarter 2008 dividend of $0.22 per share, payable on March 31, 2008 to stockholders of record as of March 24, 2008. Dividends are being paid from taxable earnings or from other sources whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year. The Company is a business development company that invests primarily in U.S. middle-market companies in the form of mezzanine loans, senior secured loans and equity.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

For More Information Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us on the web at: www.pennantpark.com